UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54323

(Commission file number)

20-3866475

(I.R.S. Employer Identification No.)

219 Chemin Metairie Road, Youngsville, Louisiana 70592

(Address of principal executive offices) (Zip Code)

(337)269-5933

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, Mr. Kav Singh Hundle was appointed to the Board of Directors of RedHawk Holdings Corp. (the “Company”) effective immediately. Mr. Hundle has over 13 years of experience in the pharmaceutical industry and currently serves as a director of Warwick Healthcare Ltd. (“Warwick”), a United Kingdom based pharmaceutical services company. In his role as a director of Warwick, Mr. Hundle is responsible for all aspects of Warwick’s pharmaceutical business, including pharmaceutical exportation, manufacturing and strategic business transactions. Since its inception in 2006, Warwick has acquired nine additional pharmacies and currently operates twelve pharmacies in the United Kingdom.

Since 2015, Mr. Hundle has also served as a director of EcoGen Europe Ltd (“EcoGen”) and has been instrumental in developing and implementing EcoGen’s business strategy of marketing and distribution of branded generic pharmaceuticals and Zonis® in the United Kingdom and other targeted European countries. Mr. Hundle is also President of RedHawk Medical Products UK Ltd (“RedHawk Medical”), a wholly-owned subsidiary of the Company and a United Kingdom medical device company established for the manufacturing, marketing and distribution of the Disintegrator™ Insulin Needle Destruction Unit, Woundclot Surgical – Advanced Bleeding Control and the Carotid Artery Digital Non-Contact Thermometer.

Additionally, Mr. Hundle is one of three directors of Scarlett Pharma LTD, a United Kingdom company (“Scarlett”). In March 2016, RedHawk Medical entered into a consultancy agreement with Scarlett pursuant to which Scarlett manages the management, marketing, administration and distribution activities of RedHawk Medical in the United Kingdom, the Middle East and other European countries in exchange for monthly consultancy fees of £30,000 (approximately US$44,000 at current foreign exchange rates).

In 2003, Mr. Hundle received his master’s degree in Pharmacy from the Leicester School of Pharmacy and initially worked as a licensed pharmacist with the United Kingdom’s National Health Service until 2006. He is a member of the Royal Pharmaceutical Society of Great Britain and is a registered member of the General Pharmaceutical Council.

There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with Mr. Hundle’s appointment.

Item 8.01. Other Events

On June 2, 2016, the Company issued a press release announcing Mr. Hundle’s appointment to the Board as described in Item 5.02 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No. Description

99.1 Press Release issued by RedHawk Holdings Corp. on June 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016	RedHawk Holdings Corp.
	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Chief Financial Officer and Director